EXHIBIT 10(l-5)

FOURTH AMENDMENT
TO THE
LONG TERM INCENTIVE PLAN
OF EMCOR GROUP, INC.

WHEREAS, the EMCOR Group, Inc. Long Term Incentive Plan was adopted in 2005 and has since been amended (the aforesaid plan, as amended, the “LTIP”);

WHEREAS, Section 8.1 of the LTIP provides that the Board of Directors of EMCOR Group, Inc. (the “Board”) may amend the LTIP, subject to the terms of Section 8.1; and

WHEREAS, the Board has determined that the LTIP should be further amended as provided below;

NOW, THEREFORE, the LTIP is hereby amended as follows:

1.    Section 2 is hereby amended, effective June 11, 2010, so that the definition of Stock Plan reads as follows:

“Stock Plan: means (i) except as provided in clause (ii), the Company’s 2005 Management Stock Incentive Plan, as in effect from time to time, and (ii) in respect of awards made after June 11, 2010, the Company’s 2010 Incentive Plan, as in effect from time to time.”

2.    Effective as of the original date of adoption of the Long Term Incentive Plan, Section 7.7 is hereby amended to read in its entirety as follows:

“7.7    Maximum Award Amount. Notwithstanding anything in this Section 7 to the contrary and for the avoidance of doubt, no single award paid pursuant to this Section 7 shall exceed any applicable limit under the Stock Plan as the Stock Plan is in effect at the relevant time.”

3.    Nothing in this Fourth Amendment shall be construed in a manner that would cause any award under the LTIP intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended, to fail to so qualify.

4.     Except as hereinabove amended, the LTIP, as previously amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of this 13th day of June 2013.

EMCOR GROUP, INC.

By: _____/s/ Anthony J. Guzzi__________
President and Chief Executive Officer